Exhibit 10.18 to 2008 10-K

AMENDMENT TO

CONVERGYS CORPORATION RETIREMENT AND SAVINGS PLAN

(EGTRRA RESTATEMENT)

The Convergys Corporation Retirement and Savings Plan is hereby amended effective as provided below in the following respects:

1. Effective as of April 1, 2008, the first sentence of Section 5.2 of the Plan is amended to read as follows:

For each payroll period beginning on or after April 1, 2008, the Participating Companies shall contribute to the Plan for each eligible Participant who (a) has satisfied the eligibility requirements for Employer Contributions under Sections 4.1 and 4.2, and (b) who authorized salary deferral contributions under Section 5.1 for a pay period, an amount equal to 100% of the first five percent of Covered Compensation with respect to which salary deferral contributions were authorized for the pay period.

2. Effective as of April 1, 2008, a new paragraph is added to the end of Section 6.9 to read as follows:

Notwithstanding the foregoing provisions of this Section 6.9, the Plan shall not satisfy the “safe harbor” requirements described in Section 401(k)(12) of the Code and this Section 6.9 for the 2008 Plan Year. The limitations on salary deferral contributions of Highly Compensated Employees described in Section 6.2 and the limitations on employer contributions of Highly Compensated Employees described in Section 6.3 shall apply for the 2008 Plan Year. The Employer shall provide each eligible employee with a notice describing (i) the consequences of the change in the matching contribution formula for the 2008 Plan Year, including that the change discontinues the “safe harbor” for the 2008 Plan Year, (ii) procedures for changing salary deferral contributions under the Plan, and (iii) the effective date of the change. Such notice shall be provided (and, for purposes of documentation, has been provided) prior to March 1, 2008.

3. Effective as of March 1, 2008, the first sentence of Section 7.5 is amended to read as follows:

Before each annual or special meeting of the shareholders of Convergys, the Trustee shall provide or cause to be provided to each Participant, in the manner used to provide information to other shareholders of Convergys, proxy solicitation materials provided to shareholders of Convergys, together with a form requesting confidential instructions to the Trustee on how to vote the number of Convergys Shares credited to the Participant’s Plan Accounts.

IN WITNESS WHEREOF, Convergys Corporation has hereunto caused its name to be subscribed this 31st day of March, 2008.

CONVERGYS CORPORATION

By:	/s/ David F. Dougherty
Title:	Chief Executive Officer